As filed with the Securities and Exchange Commission on August 26, 2005
                                                   REGISTRATION NO. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  ____________________________________________

                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                77-0214673
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                Identification Number)

                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                JAMES R. AKRIDGE
                             CHIEF EXECUTIVE OFFICER
                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:
                         C.N. FRANKLIN REDDICK III, ESQ.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                       2029 CENTURY PARK EAST, SUITE 2400
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000
                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                   -----------

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or retirement plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================

TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM
   SECURITIES TO BE            PROPOSED           AGGREGATE PRICE PER        PROPOSED MAXIMUM         AMOUNT OF
      REGISTERED        AMOUNT TO BE REGISTERED          SHARE           AGGREGATE OFFERING PRICE  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Secondary Offering:
   Common Stock, par
value $0.001 per share       1,200,000 (1)             $2.66 (2)             $3,108,000 (2)           $375.00
=====================================================================================================================

-------------------
(1) In accordance with the terms of an agreement with the selling stockholders, this registration statement covers the sale of (a) 1,200,000 shares currently issuable upon exercise of warrants to purchase common stock held by the selling stockholders and (b) an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act, that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction affecting the shares to be offered by the selling stockholders.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock on the Nasdaq SmallCap Market on August 23, 2005.


                      ------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
===================================================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell theses securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


            SUBJECT TO COMPLETION, PROSPECTUS DATED AUGUST 23, 2005

                        1,200,000 SHARES OF COMMON STOCK
                       OFFERED BY THE SELLING STOCKHOLDERS

                            VALENCE TECHNOLOGY, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)

     The selling stockholders offering shares of our common stock by means of this prospectus, and the maximum number of shares that it may offer, are identified on page 18 of this prospectus. The selling stockholders have acquired or may acquire the shares of common stock being offered by means of this prospectus by exercising warrants that we issued in a private financing. The selling stockholders may sell these shares at any time, but they are not required to sell any shares. All of the shares that are sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

     The selling stockholder may offer the shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

     Our common stock is listed on The Nasdaq SmallCap Market under the symbol "VLNC." The last reported sale price of our common stock on August 23, 2005, was $2.65 per share.

                              ____________________

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT THE FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________

                        PROSPECTUS DATED AUGUST ___, 2005

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

INFORMATION CONTAINED ON OUR WEB SITE DOES NOT CONSTITUTE PART OF THIS
PROSPECTUS.

VALENCE TECHNOLOGY, INC., OUR LOGO AND OTHER TRADEMARKS MENTIONED IN THIS PROSPECTUS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                              ____________________

                                TABLE OF CONTENTS

                                   PROSPECTUS


           About this
           Prospectus................................................Page 1
           Valence Technology, Inc......................................1
           Risk Factors.................................................3
           Forward-Looking Statements..................................18
           Use of Proceeds.............................................18
           Selling Stockholders........................................19
           Plan of Distribution........................................20
           Legal Matters...............................................22
           Experts.....................................................22
           Where You Can Find More Information.........................22
           Incorporation by Reference..................................23

                              ABOUT THIS PROSPECTUS

     As used in this prospectus, the terms "we," "us," "our" and "Valence," mean Valence Technology, Inc., a Delaware corporation, and its subsidiaries. The term "common stock" means our common stock, $.001 par value, the term "series C-1 preferred stock" means our series C-1 convertible preferred stock, $.001 par value, and the term "series C-2 preferred stock" means our series C-2 convertible preferred stock, $.001 par value, unless the context indicates a different meaning.

     We have agreed to pay the expenses incurred in registering the shares of common stock being offered by this prospectus.

     You should carefully read this prospectus for details about this offering, including the information under the heading "Risk Factors." However, much of the information about us that you should consider before you invest in our common stock is not set forth in this prospectus. We encourage you to obtain and carefully read the information about us identified under the heading, "Incorporation of Certain Documents by Reference," at the end of this prospectus.

     This summary highlights and refers to information contained elsewhere in this prospectus. It is not complete and does not contain all of the information you should consider before investing in the shares. You should read this summary together with the entire prospectus, and you should consider the information set forth under "Risk Factors," as well as the information incorporated by reference. This prospectus summary contains forward-looking statements describing our plans, goals, strategies, intentions, expectations and anticipated events. You should read the section entitled "Forward-Looking Statements" starting on page 18 for a discussion of what types of statements are forward-looking statements, as well as the significance of those statements in the context of this prospectus.

                            VALENCE TECHNOLOGY, INC.

                                  OUR BUSINESS

     We have commercialized the first phosphate-based lithium-ion technology and have brought to market several products utilizing this technology. Our mission is to drive the wide adoption of high-performance, safe, low-cost energy storage systems by drawing on the numerous benefits of our latest battery technology, Saphion(R), the extensive experience of our management team and the significant market opportunity available to us. The introduction of lithium-ion technology to the market was the result of consumer demand for high-energy, small battery solutions to power portable electronic devices. The battery industry, consequently, focused on high-energy solutions at the expense of safety. Additionally, because of safety concerns, lithium-ion technology has been limited in adoption to small-format applications, such as notebook computers, cell phones and personal digital assistant devices. Our Saphion(R) technology, a phosphate-based cathode material, addresses the need for a safe lithium-ion solution, especially in large-format applications.

     Our business plan and strategy focus on the generation of revenue from a combination of product sales and licensing activities, while minimizing costs through a manufacturing plan that utilizes partnerships with contract manufacturers, and internal manufacturing efforts through our Wholly Foreign-Owned Enterprises (WFOE's) in China. These WFOE's initiated operations in late fiscal 2005. We plan to drive the adoption of our Saphion(R) technology by offering existing and new solutions that differentiate our own products and customers' products in both the large-format and small-format markets. In addition, we will seek to expand the fields of use of our Saphion(R) technology through the licensing of our intellectual property related to our battery chemistries and manufacturing processes.

     To date, we have achieved the following successes in implementing our business plan:

     o    Proven the feasibility of our technology;

     o Launched new Saphion(R) technology-based products, including our N-Charge(TM) Power System family and our K-Charge(TM) Power System, which meet market needs of a large customer base, and introduced our U-Charge(TM) Power System family of products, which is intended to be a direct replacement for existing lead acid battery solutions in the market today and serve emerging motive applications.

     o    Demonstrated capability for high volume production.

     o Established relationships with top tier customers across many of the target market for our products, while continuing to build our brand awareness in multiple channels.

     o Closed and sold our high-cost manufacturing facility in Northern Ireland and established key manufacturing partnerships in Asia to facilitate low-cost, quality production.

     o Signed an agreement granting Tyco Electronics Power Systems, Inc. the exclusive right to resell under its private-labeled ELiTE RK brand, our K-Charge(TM) Power System to its telecommunications and utility customers for a period of three years.

     o Began shipping in volume our long-range battery packs using our Saphion(R) technology for use in Segway LLC's human transporter.

     o Established volume production of cathode powder and power systems in our two WFOE's in Suzhou, China.

     o Launched a phosphate-based Lithium-ion power cell. Batteries designed with power cells can be discharged and charged more quickly than batteries designed with energy cells. This makes them ideal for applications that require powerful bursts rather than slow discharges of energy, such as portable appliances and future generations of hybrid and electric vehicles. Our new Saphion(R) power cell offers significant cycling, weight and longevity benefits over Nickel-Metal-Hydride (NiMH) and Nickel Cadmium (NiCad) battery technologies.

     o Completed design of a U-Charge(TM) Power System and fuel gauge designed specifically for the electric wheelchair market. This new product is expected to be available in the third quarter of fiscal 2006.

     Our business headquarters are located in Austin, Texas, our research and development centers are in Henderson, Nevada and Oxford, England, and our European sales and OEM manufacturing support center is in Mallusk, Northern Ireland and our manufacturing and product development centers are in Suzhou and Shanghai, China.

     Our principal offices are located at 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730. Our telephone number is (512) 527-2900. Our website is at www.valence.com. The information on our website is not intended to be a part of this prospectus.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND OTHER INFORMATION INCLUDED IN THIS PROSPECTUS IN EVALUATING US AND OUR BUSINESS. IF ANY OF THE EVENTS DESCRIBED BELOW OCCUR, OUR BUSINESS AND FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED IN A MATERIAL WAY. THIS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE PERHAPS SIGNIFICANTLY. THE RISKS DISCUSSED BELOW MAY INCLUDE FORWARD-LOOKING STATEMENTS, AND OUR ACTUAL RESULTS MAY DIFFER SUBSTANTIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. YOU SHOULD READ THE SECTION ENTITLED "FORWARD-LOOKING STATEMENTS" IMMEDIATELY FOLLOWING THESE RISK FACTORS FOR A DISCUSSION OF WHAT TYPES OF STATEMENTS ARE FORWARD-LOOKING STATEMENTS AS WELL AS THE SIGNIFICANCE OF THOSE STATEMENTS IN THE CONTEXT OF THIS PROSPECTUS.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE PURCHASING OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THE ACCOMPANYING PROSPECTUS, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE MAY NOT HAVE THE FUNDING NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH MAY REQUIRE US TO RAISE ADDITIONAL DEBT OR EQUITY FINANCING.

     At June 30, 2005, our principal sources of liquidity were cash and cash equivalents of $3.1 million and $17.5 million remaining on a new $20.0 million funding commitment made on June 13, 2005 by Mr. Carl E. Berg, our chairman and principal stockholder. On June 30, 2005 we drew down $2.5 million on this commitment in the form of a bridge loan. On July 13, 2005 we secured a $20.0 million loan from SFT I, Inc., the full amount of which has been drawn down. Under the terms of the loan agreement, which is guaranteed by Mr. Berg, interest will be payable monthly and the entire principal balance will be payable on July 13, 2010. The loan will bear interest at the greater of 6.75% or LIBOR plus 4.0%. We utilized $2.5 million to repay the June 30, 2005 draw from Mr. Berg. In connection with the loan, we purchased a rate cap agreement to protect against fluctuations in LIBOR for the full amount of the loan for three years.

     At June 30, 2005, we had $4.3 million of series C-1 preferred stock and $4.3 million of series C-2 preferred stock outstanding. The series C-1 preferred stock and series C-2 preferred stock are convertible into common stock at $4.00 per share and are redeemable on December 15, 2005 (subject to an early right of redemption in the case of the series C-2 preferred stock during the 30 days following September 15, 2005). Applicable provisions of Delaware corporate law restrict our ability to redeem the preferred stock. If we do not redeem the shares of series C-1 preferred stock when required by their terms, the conversion price will be reduced to an amount equal to 95% of the lowest closing bid price of our common stock during the three days ending on and including the conversion date. On July 11, 2005, Riverview Group LLC, the holders of all of the series C-2 preferred stock, exercised its optional right of redemption on the $4.3 million of series C-2 preferred stock held by them. On July 14, 2005 we assigned our rights to purchase the series C-2 preferred stock to Berg & Berg, LLC, an affiliate of Mr. Berg. Pursuant to the assignment, Berg & Berg has agreed that our failure to redeem the stock on the maturity date shall not constitute a default under the series C-2 preferred stock certificate of designations and has waived the accrual of any default interest applicable in such circumstance. Berg & Berg has also agreed that in the event we do not redeem the shares of series C-2 preferred stock when required by their terms, the conversion price will be the lower of $4.00 or the closing price of our common stock on the conversion date, provided that the conversion price can be no lower than $2.96, the closing bid price of our common stock on July 13, 2005.

     Our current forecast assumes product sales for the second and third quarters of fiscal 2006 of between $4.5 to $5.5 million. We also anticipate further cash benefits from continued reductions in operating expenses and manufacturing costs, offset by small increases to capital expenditures associated with continuing efforts in China.

     Our cash requirements may vary materially from those now planned because of changes in our operations, including the failure to achieve expected revenues, greater than expected expenses, changes in OEM relationships, market conditions, the failure to timely realize our product development goals, and other adverse developments. These events could have a negative impact on our available liquidity sources during the next 12 months.

OUR LIMITED FINANCIAL RESOURCES COULD MATERIALLY AFFECT OUR BUSINESS AND OUR ABILITY TO COMMERCIALLY EXPLOIT OUR TECHNOLOGY. LIMITED FINANCIAL RESOURCES CAN ADVERSELY AFFECT OUR ABILITY TO RESPOND TO UNANTICIPATED DEVELOPMENTS AND PLACE US AT A COMPETITIVE DISADVANTAGE TO OUR COMPETITORS.

     Currently, we do not have sufficient sales and gross profit to generate the cash flows required to meet our operating and capital needs. As a consequence, one of our primary objectives has been to reduce expenses and overhead and thus limiting the resources available to the development and commercialization of our technology. Our limited financial resources could materially affect our ability, and the pace at which, we are able to commercially exploit our Saphion(R) technology. For example, it could:

     o limit the research and development resources we are able to commit to the further development of our technology and the development of products that can be commercially exploited in our marketplace;

     o limit the sales and marketing resources that we are able to commit to the marketing of our technology;

     o have an adverse impact on our ability to attract top-tier companies as our technology and marketing partners;

     o have an adverse impact on our ability to employ and retain qualified employees with the skills and expertise necessary to implement our business plan;

     o make us more vulnerable to failure to achieve our forecasted results, economic downturns, adverse industry conditions or catastrophic external events;

     o limit our ability to withstand competitive pressures and reduce our flexibility in planning for, or responding to, changing business and economic conditions; and

     o place us at a competitive disadvantage to our competitors that have greater financial resources than we have.

WE HAVE A HISTORY OF LOSSES, HAVE AN ACCUMULATED DEFICIT AND MAY NEVER ACHIEVE OR SUSTAIN SIGNIFICANT REVENUES OR PROFITABILITY.

     We have incurred operating losses each year since our inception in 1989 and had an accumulated deficit of $469.5 million as of June 30, 2005. We have sustained recurring losses related primarily to the research and development and marketing of our products combined with the lack of sufficient sales to provide for these needs. We anticipate that we will continue to incur operating losses and negative cash flows during fiscal 2006. We may never achieve or sustain sufficient revenues or profitability in the future.

IF WE CONTINUE TO EXPERIENCE SIGNIFICANT LOSSES WE MAY BE UNABLE TO MAINTAIN SUFFICIENT LIQUIDITY TO PROVIDE FOR OUR OPERATING NEEDS.

     We reported a net loss available to common stockholders of $8.2 million in the three months ended June 30, 2005, a net loss available to common stockholders of $32.2 million for the fiscal year ended March 31, 2005 and a net loss available to common stockholders of $56.1 million for the fiscal year ended March 31, 2004. If we cannot achieve a competitive cost structure, achieve profitability and access the capital markets on acceptable terms, we will be unable to fund our obligations and sustain our operations.

OUR WORKING CAPITAL REQUIREMENTS MAY INCREASE BEYOND THOSE CURRENTLY
ANTICIPATED.

     We have planned for an increase in sales and, if we experience sales in excess of our plan, our working capital needs and capital expenditures would likely increase from that currently anticipated. Our ability to meet this additional customer demand would depend on our ability to arrange for additional equity or debt financing since it is likely that cash flow from sales will lag behind these increased working capital requirements.

OUR INDEBTEDNESS AND OTHER OBLIGATIONS ARE SUBSTANTIAL AND COULD MATERIALLY AFFECT OUR BUSINESS AND OUR ABILITY TO INCUR ADDITIONAL DEBT TO FUND FUTURE NEEDS.

     We now have and will continue to have a significant amount of indebtedness and other obligations. As of June 30, 2005, we had approximately $50.6 million of total consolidated indebtedness and other obligations. On July 13, 2005 we secured an additional $20.0 million loan with a SFT I, Inc. Our substantial indebtedness and other obligations could negatively impact our operations in the future. For example, it could:

     o limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

     o require us to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the funds available to us for other purposes;

     o make us more vulnerable to failure to achieve our forecasted results, economic downturns, adverse industry conditions or catastrophic external events, limit our ability to withstand competitive pressures and reduce our flexibility in planning for, or responding to, changing business and economic conditions; and

     o place us at a competitive disadvantage to our competitors that have relatively less debt than we have.

ALL OF OUR ASSETS ARE PLEDGED AS COLLATERAL UNDER OUR LOAN AGREEMENTS. OUR FAILURE TO MEET THE OBLIGATIONS UNDER OUR LOAN AGREEMENTS COULD RESULT IN FORECLOSURE OF OUR ASSETS.

     All of our assets are pledged as collateral under various loan agreements. If we fail to meet our obligations pursuant to these loan agreements, our lenders may declare all amounts borrowed from them to be due and payable together with accrued and unpaid interest. If this were to occur, we would not have the financial resources to repay our debt and these lenders could proceed against our assets.

WE DEPEND ON A SMALL NUMBER OF CUSTOMERS FOR OUR REVENUES, AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE HARMED IF WE WERE TO LOSE THE BUSINESS OF ANY ONE OF THEM.

     To date, our existing purchase orders in commercial quantities are from a limited number of customers. During the first three months of fiscal 2006, one customer, Segway, LLC, contributed approximately 31% of revenue while D&H Distributors and PC Connection contributed approximately 17% and 14% of revenue, respectively. We anticipate that sales of our products to a limited number of key customers will continue to account for a significant portion of our total revenues. We do not have long-term agreements with any of our customers and do not expect to enter into any long-term agreements in the near future. As a result, we face the substantial risk that one or more of the following events could occur:

     o    reduction, delay or cancellation of orders from a customer;

     o    development by a customer of other sources of supply;

     o selection by a customer of devices manufactured by one of our competitors for inclusion in future product generations;

     o loss of a customer or a disruption in our sales and distribution channels; or

     o    failure of a customer to make timely payment of our invoices.

     If we were to lose one or more customers, or if we were to lose revenues due to a customer's inability or refusal to continue to purchase our batteries, our business, results of operations and financial condition could be harmed.

OUR BUSINESS WILL BE ADVERSELY AFFECTED IF OUR SAPHION(R) TECHNOLOGY BATTERIES ARE NOT COMMERCIALLY ACCEPTED.

     We are researching and developing batteries based upon phosphate chemistry. Our batteries are designed and manufactured as components for other companies and end-user customers. Our success depends on the acceptance of our batteries and the products using our batteries in their markets. Technical issues may arise that may affect the acceptance of our products by our customers. Market acceptance may also depend on a variety of other factors, including educating the target market regarding the benefits of our products. Market acceptance and market share are also affected by the timing of market introduction of competitive products. If our customers or we are unable to gain any significant market acceptance for Saphion(R) technology based batteries, our business will be adversely affected. It is too early to determine if Saphion(R) technology based batteries will achieve significant market acceptance.

IF WE ARE UNABLE TO DEVELOP, MANUFACTURE AND MARKET PRODUCTS THAT GAIN WIDE CUSTOMER ACCEPTANCE, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     The process of developing our products is complex and uncertain, and failure to anticipate customers' changing needs and to develop products that receive widespread customer acceptance could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in products that the market will accept. After a product is developed, we must be able to manufacture sufficient volumes quickly and at low costs. To accomplish this, we must accurately forecast volumes, mix of products and configurations that meet customer requirements, and we may not succeed.

IF OUR PRODUCTS FAIL TO PERFORM AS EXPECTED, WE COULD LOSE EXISTING AND FUTURE BUSINESS, AND OUR ABILITY TO DEVELOP, MARKET AND SELL OUR BATTERIES COULD BE HARMED.

     If our products when introduced do not perform as expected, our reputation could be severely damaged, and we could lose existing or potential future business. This performance failure may have the long-term effect of harming our ability to develop, market and sell our products.

OUR FAILURE TO COST-EFFECTIVELY MANUFACTURE OUR TECHNOLOGICALLY COMPLEX BATTERIES IN COMMERCIAL QUANTITIES WHICH SATISFY OUR CUSTOMERS' PRODUCT SPECIFICATIONS AND THEIR EXPECTATIONS FOR PRODUCT QUALITY AND DELIVERY COULD DAMAGE OUR CUSTOMER RELATIONSHIPS AND RESULT IN SIGNIFICANT LOST BUSINESS OPPORTUNITIES FOR US.

     To be successful, we must cost-effectively manufacture commercial quantities of our technologically complex batteries that meet customer specifications for quality and timely delivery. To facilitate commercialization of our products, we will need to further reduce our manufacturing costs, which we intend to do through the effective utilization of manufacturing partners and continuous improvement of our manufacturing and development operations in our wholly-owned subsidiaries in China. We currently manufacture our batteries and assemble our products in China and Taiwan. We intend to transition additional operations to Asia over the course of fiscal 2006. We are dependent on the performance of our manufacturing partners as well as our own manufacturing operations to manufacture and deliver our products to our customers. If any of our manufacturing partners or our own manufacturing operation is unable to manufacture products in commercial quantities on a timely and cost-effective basis, we could lose customers and adversely impact our ability to attract future customers.

IN ADDITION TO BEING USED IN OUR OWN PRODUCT LINES, OUR BATTERY CELLS ARE INTENDED TO BE INCORPORATED INTO OTHER PRODUCTS. IF WE DO NOT FORM EFFECTIVE ARRANGEMENTS WITH OEMS TO COMMERCIALIZE THESE PRODUCTS, OUR PROFITABILITY COULD BE IMPAIRED.

     Our business strategy contemplates that we will be required to rely on assistance from OEMs to gain market acceptance for our products. We therefore will need to identify acceptable OEMs and enter into agreements with them. Once we identify acceptable OEMs and enter into agreements with them, we will need to meet these companies' requirements by developing and introducing new products and enhanced or modified versions of our existing products on a timely basis. OEMs often require unique configurations or custom designs for batteries, which must be developed and integrated into their product well before the product is launched. This development process not only requires substantial lead-time between the commencement of design efforts for a customized power system and the commencement of volume shipments of the power systems to the customer, but also requires the cooperation and assistance of the OEMs for purposes of determining the requirements for each specific application. We may have technical issues that arise that may affect the acceptance of our products by OEMs. If we are unable to design, develop, and introduce products that meet OEMs' requirements, we may lose opportunities to enter into additional purchase orders and our reputation may be damaged. As a result, we may not receive adequate assistance from OEMs or pack assemblers to successfully commercialize our products, which could impair our profitability.

FAILURE TO IMPLEMENT AN EFFECTIVE LICENSING BUSINESS STRATEGY WILL ADVERSELY AFFECT OUR REVENUE, CASH FLOW, AND PROFITABILITY.

     Our long-term business strategy anticipates achieving significant revenue from the licensing of our intellectual property assets, such as our Saphion(R) technology. We have not entered into any licensing agreements for our Saphion(R) technology. Our future operating results could be adversely affected by a variety of factors including:

     o our ability to secure and maintain significant licensees of our proprietary technology;

     o the extent to which our future licensees successfully incorporate our technology into their products;

     o    the acceptance of new or enhanced versions of our technology;

     o the rate at which our licensees manufacture and distribute their products to OEMs; and

     o our ability to secure one-time license fees and ongoing royalties for our technology from licensees.

     Our future success will also depend on our ability to execute our licensing operations simultaneously with our other business activities. If we fail to substantially expand our licensing activities while maintaining our other business activities, our results of operations and financial condition will be adversely affected.

THE FACT THAT WE DEPEND ON A SOLE SOURCE SUPPLIER OR A LIMITED NUMBER OF SUPPLIERS FOR KEY RAW MATERIALS MAY DELAY OUR PRODUCTION OF BATTERIES.

     We depend on a sole source supplier or a limited number of suppliers for certain key raw materials used in manufacturing and developing our power systems. We generally purchase raw materials pursuant to purchase orders placed from time to time and have no long-term contracts or other guaranteed supply arrangements with our sole or limited source suppliers. As a result, our suppliers may not be able to meet our requirements relative to specifications and volumes for key raw materials, and we may not be able to locate alternative sources of supply at an acceptable cost. In the past, we have experienced delays in product development due to the delivery of nonconforming raw materials from our suppliers. If in the future we are unable to obtain high quality raw materials in sufficient quantities on competitive pricing terms and on a timely basis, it may delay battery production, impede our ability to fulfill existing or future purchase orders and harm our reputation and profitability.

WE HAVE FIVE KEY EXECUTIVES, THE LOSS OF ANY OF WHICH COULD HARM OUR BUSINESS.

     Without qualified executives, we face the risk that we will not be able to effectively run our business on a day-to-day basis or execute our long-term business plan. We do not have key man life insurance policies with respect to any of our key members of management.

OUR ONGOING MANUFACTURING AND DEVELOPMENT OPERATIONS IN CHINA ARE COMPLEX AND HAVING THESE REMOTE OPERATIONS MAY DIVERT MANAGEMENT ATTENTION, LEAD TO DISRUPTIONS IN OPERATIONS AND DELAY IMPLEMENTATION OF OUR BUSINESS STRATEGY.

     We have relocated most of our manufacturing and development operations to China, which has been a time-consuming and complicated process. These facilities became operational in late fiscal 2005. The relocation of our operations continues to require physically moving and setting up operations as well as ensuring that we have adequate staffing, including administrative and executive personnel. We may not be able to find suitable employees in China. If the labor pool does not have adequate resources, we may have to train personnel to perform necessary functions for our manufacturing and development operations. Additionally, some of our key employees, including executives, may choose not to remain employed with us after the relocation. The occurrence of any of the foregoing events affecting or resulting from our move could harm our business.

WE EXPECT TO SELL A SIGNIFICANT PORTION OF OUR PRODUCTS TO AND DERIVE A SIGNIFICANT PORTION OF OUR LICENSING REVENUES FROM CUSTOMERS LOCATED OUTSIDE THE UNITED STATES. FOREIGN GOVERNMENT REGULATIONS, CURRENCY FLUCTUATIONS AND INCREASED COSTS ASSOCIATED WITH INTERNATIONAL SALES COULD MAKE OUR PRODUCTS AND LICENSES UNAFFORDABLE IN FOREIGN MARKETS, WHICH WOULD REDUCE OUR FUTURE PROFITABILITY.

     We expect that international sales of our products and licenses, as well as licensing royalties, represent a significant portion of our sales potential. International business can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

     o changes in foreign government regulations and technical standards, including additional regulation of rechargeable batteries, technology, or the transport of lithium and phosphate, which may reduce or eliminate our ability to sell or license in certain markets;

     o impositions by foreign governments of tariffs, quotas, and taxes on our batteries or our import of technology into their countries;

     o requirements or preferences of foreign nations for domestic products could reduce demand for our batteries and our technology;

     o fluctuations in currency exchange rates relative to the U. S. dollar could make our batteries and our technology unaffordable to foreign purchasers and licensees or more expensive compared to those of foreign manufacturers and licensors;

     o longer payment cycles typically associated with international sales and potential difficulties in collecting accounts receivable, which may reduce the future profitability of foreign sales and royalties;

     o import and export licensing requirements in Europe and other regions, including China, where we intend to conduct business, which may reduce or eliminate our ability to sell or license in certain markets; and

     o political and economic instability in countries, including China, where we intend to conduct business, which may reduce the demand for our batteries and our technology or our ability to market our batteries and our technology in those countries.

     These risks may increase our costs of doing business internationally and reduce our sales and royalties or future profitability.

WE MAY NEED TO EXPAND OUR EMPLOYEE BASE AND OPERATIONS IN ORDER TO EFFECTIVELY DISTRIBUTE OUR PRODUCTS COMMERCIALLY, WHICH MAY STRAIN OUR MANAGEMENT AND RESOURCES AND COULD HARM OUR BUSINESS.

     To implement our growth strategy successfully, we will have to increase our staff in China, with personnel in manufacturing, engineering, sales, marketing, and product support capabilities, as well as third party and direct distribution channels. However, we face the risk that we may not be able to attract new employees to sufficiently increase our staff or product support capabilities, or that we will not be successful in our sales and marketing efforts. Failure in any of these areas could impair our ability to execute our plans for growth and adversely affect our future profitability.

COMPETITION FOR PERSONNEL, IN PARTICULAR FOR PRODUCT RESEARCH AND DEVELOPMENT PERSONNEL, IS INTENSE, AND WE MAY HAVE DIFFICULTY ATTRACTING THE PERSONNEL NECESSARY TO EFFECTIVELY OPERATE OUR BUSINESS.

     We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial, and marketing personnel who are familiar with and experienced in the battery industry. If we cannot attract and retain experienced sales and marketing executives, we may not achieve the visibility in the marketplace that we need to obtain purchase orders, which would have the result of lowering our sales and earnings. We compete in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources than we do. We cannot assure you that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future.

INTERNATIONAL POLITICAL EVENTS AND THE THREAT OF ONGOING TERRORIST ACTIVITIES COULD INTERRUPT MANUFACTURING OF OUR BATTERIES AND OUR PRODUCTS AT OUR OEM FACILITIES OR OUR OWN FACILITIES AND CAUSE US TO LOSE SALES AND MARKETING OPPORTUNITIES.

     The terrorist attacks that took place in the United States on September 11, 2001, and in England during July 2005, along with the U.S. military campaigns against terrorism in Iraq, Afghanistan, and elsewhere, and continued violence in the Middle East have created many economic and political uncertainties, some of which may materially harm our business and revenues. International political instability resulting from these events could temporarily or permanently disrupt our manufacturing of our batteries and products at our OEM facilities or our own facilities in Asia and elsewhere, and have an immediate adverse impact on our business. Since September 11, 2001, some economic commentators have indicated that spending on capital equipment of the type that use our batteries has been weaker than spending in the economy as a whole, and many of our customers are in industries that also are viewed as under-performing the overall economy, such as the telecommunications, industrial, and utility industries. The long-term effects of these events on our customers, the market for our common stock, the markets for our products, and the U.S. economy as a whole are uncertain. Terrorist activities could temporarily or permanently interrupt our manufacturing, development, sales and marketing activities anywhere in the world. Any delays also could cause us to lose sales and marketing opportunities, as potential customers would find other vendors to meet their needs. The consequences of any additional terrorist attacks, or any expanded armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our markets or our business.

IF WE ARE SUED ON A PRODUCT LIABILITY CLAIM, OUR INSURANCE POLICIES MAY NOT BE SUFFICIENT.

     Although we maintain general liability insurance and product liability insurance, our insurance may not cover all potential types of product liability claims to which manufacturers are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could harm our business.

OUR PATENT APPLICATIONS MAY NOT RESULT IN ISSUED PATENTS, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO COMMERCIALLY EXPLOIT OUR PRODUCTS.

     Patent applications in the United States are maintained in secrecy until the patents issue or are published. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will issue. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement that the United States.

     The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

IF WE CANNOT PROTECT OR ENFORCE OUR EXISTING INTELLECTUAL PROPERTY RIGHTS OR IF OUR PENDING PATENT APPLICATIONS DO NOT RESULT IN ISSUED PATENTS, WE MAY LOSE THE ADVANTAGE OF OUR RESEARCH AND MANUFACTURING ACTIVITIES.

     Our ability to compete successfully will depend on whether we can protect our existing proprietary technology and manufacturing processes. We rely on a combination of patent and trade secret protection, non-disclosure agreements and cross-licensing agreements. These measures may not be adequate to safeguard the proprietary technology underlying our batteries. Employees, consultants, and other who participate in the development of our products may breach their non-disclosure agreements with us, and we may not have adequate remedies in the event of their breaches. In addition, our competitors may be able to develop products that are equal or superior to our products without infringing on any of our intellectual property rights. We currently manufacture and export some of our products from China. The legal regime protecting intellectual property rights in China is weak. Because the Chinese legal system in general and the intellectual property regime in particular, are relatively weak, it is often difficult to enforce intellectual property rights in China. In addition, there are other countries where effective copyright, trademark and trade secret protection may be unavailable or limited. Accordingly, we may not be able to effectively protect our intellectual property rights outside of the United States.

     We have established a program for intellectual property documentation and protection in order to safeguard our technology base. We intend to vigorously pursue enforcement and defense of our patents and our other proprietary rights. We could incur significant expenses in preserving our proprietary rights, and these costs could harm our financial condition. We also are attempting to expand our intellectual property rights through our applications for new patents. We cannot be certain that our pending patent applications will result in issued patents or that our issued patents will afford us protection against a competitor. Our inability to protect our existing proprietary technologies or to develop new proprietary technologies may substantially impair our financial condition and results of operations.

INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BROUGHT AGAINST US COULD BE TIME-CONSUMING AND EXPENSIVE TO DEFEND, AND IF ANY OF OUR PRODUCTS OR PROCESSES IS FOUND TO BE INFRINGING, WE MAY NOT BE ABLE TO PROCURE LICENSES TO USE PATENTS NECESSARY TO OUR BUSINESS AT REASONABLE TERMS, IF AT ALL.

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. While we currently are not engaged in any intellectual property litigation or proceedings, we may become involved in these proceedings in the future. In the future we may be subject to claims or inquiries regarding our alleged unauthorized use of a third party's intellectual property. An adverse outcome in litigation could force us to do one or more of the following:

     o stop selling, incorporating, or using our products that use the challenged intellectual property;

     o    pay significant damages to third parties;

     o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

     o redesign those products or manufacturing processes that use the infringed technology, which may not be economically or technologically feasible.

     Whether or not an intellectual property litigation claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could be expensive and harm our business.

IN THE PAST WE HAVE SOLD OXIDE-BASED BATTERIES CONTAINING POTENTIALLY DANGEROUS MATERIALS, WHICH COULD EXPOSE US TO PRODUCT LIABILITY CLAIMS.

     In the event of a short circuit or other physical damage to an oxide-based battery, a reaction may result with excess heat or a gas being generated and released. If the heat or gas is not properly released, the battery may be flammable or potentially explosive. We could, therefore, be exposed to possible product liability litigation. In addition, our batteries incorporate potentially dangerous materials, including lithium. It is possible that these materials may require special handling or those safety problems may develop in the future. If the amounts of active materials in our batteries are not properly balanced and if the charge/discharge system is not properly managed, a dangerous situation may result. Battery pack assemblers using batteries incorporating technology similar to ours include special safety circuitry within the battery to prevent such a dangerous condition. We expect that our customers will have to use a similar type of circuitry in connection with their use of our oxide-based products.

                  RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

SINCE OUR PRODUCTS ARE MANUFACTURED IN CHINA AND WE INTEND TO TRANSFER ADDITIONAL OPERATIONS TO CHINA, WE FACE RISKS IF CHINA LOSES NORMAL TRADE RELATIONS WITH THE UNITED STATES.

     We manufacture and export products from China. Our products sold in the United States are currently not subject to U.S. import duties. On September 19, 2000, the U.S. Senate voted to permanently normalize trade with China, which provides a favorable category of U.S. import duties. In addition, on December 11, 2001, China was accepted into the World Trade Organization (WTO), a global international organization that regulates international trade. As a result of opposition to certain policies of the Chinese government and China's growing trade surpluses with the United States, there has been, and in the future may be, opposition to the extension of Normal Trade Relations, or NTR, status for China. The loss of NTR status for China, changes in current tariff structures or adoption in the United States of other trade policies adverse to China could have an adverse effect on our business.

     Furthermore, our business may be adversely affected by the diplomatic and political relationships between the United States and China. These influences may adversely affect our ability to operate in China. If the relationship between the United States and China were to materially deteriorate, it could negatively impact our ability to control our operations and relationships in China, enforce any agreements we have with Chinese manufacturers or otherwise deal with any assets or investments we may have in China.

BECAUSE THE CHINESE LEGAL SYSTEM IN GENERAL AND THE INTELLECTUAL PROPERTY REGIME IN PARTICULAR, ARE RELATIVELY WEAK, WE MAY NOT BE ABLE TO ENFORCE INTELLECTUAL PROPERTY RIGHTS IN CHINA AND ELSEWHERE.

     We currently manufacture and export our products from China. The legal regime protecting intellectual property right in China is weak. Because the Chinese legal system in general and the intellectual property regime in particular, are relatively weak, it is often difficult to enforce intellectual property rights in China. In addition, there are other countries where effective copyright, trademark and trade secret protection may be unavailable or limited. Accordingly, we may not be able to effectively protect our intellectual property rights outside of the United States.

ENFORCING AGREEMENTS AND LAWS IN CHINA IS DIFFICULT OR MAY BE IMPOSSIBLE AS CHINA DOES NOT HAVE A COMPREHENSIVE SYSTEM OF LAWS.

     We are dependent on our agreements with our Chinese manufacturing partners. Enforcement of agreements may be sporadic and implementation and interpretation of laws may be inconsistent. The Chinese judiciary is relatively inexperienced in interpreting agreements and enforcing the laws, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of the law, or to obtain enforcement of a judgment by a court of another jurisdiction.

THE GOVERNMENT OF CHINA MAY CHANGE OR EVEN REVERSE ITS POLICIES OF PROMOTING PRIVATE INDUSTRY AND FOREIGN INVESTMENT, IN WHICH CASE OUR ASSETS AND OPERATIONS MAY BE AT RISK.

     China is a socialist state, which since 1949 has been, and is expected to continue to be, controlled by the Communist Party of China. Our existing and planned operations in China are subject to the general risks of doing business internationally and the specific risks related to the business, economic and political conditions in China, which include the possibility that the central government of China will change or even reverse its policies of promoting private industry and foreign investment in China. Many of the current reforms which support private business in China are unprecedented or experimental. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or the disparities of per capita wealth among citizens of China and between regions within China, could also lead to further readjustment of the government's reform measures. It is not possible to predict whether the Chinese government will continue to be as supportive of private business in China, nor is it possible to predict how future reforms will affect our business.

THE GOVERNMENT OF CHINA CONTINUES TO EXERCISE SUBSTANTIAL CONTROL OVER THE CHINESE ECONOMY WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     The government of China has exercised and continues to exercise substantial control over virtually every section of the Chinese economy through regulation and state ownership. China's continued commitment to reform and the development of a vital private sector in that country have, to some extent, limited the practical effects of the control currently exercised by the government over individual enterprises. However, the economy continues to be subject to significant government controls which, if directed towards our business activities, could have a significant adverse impact on us. For example, if the government were to limit the number of foreign personnel who could work in the country, or substantially increase taxes on foreign businesses or were to impose any number of other possible types of limitations on our operations, the impact would be significant.

CHANGES IN CHINA'S POLITICAL AND ECONOMIC POLICIES COULD HARM OUR BUSINESS.

     The economy of China has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effect these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

     o    economic structure;

     o    level of government involvement in the economy;

     o    level of development;

     o    level of capital reinvestment;

     o    control of foreign exchange;

     o    currency valuation;

     o    methods of allocating resources; and

     o    balance of payments position.

     As a result of these differences, our operations, including our current manufacturing operations in China, may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to the OECD member countries.

BUSINESS PRACTICES IN CHINA MAY ENTAIL GREATER RISK AND DEPENDENCE UPON THE PERSONAL RELATIONSHIPS OF SENIOR MANAGEMENT THAN IS COMMON IN NORTH AMERICA AND THEREFORE SOME OF OUR AGREEMENTS WITH OTHER PARTIES IN CHINA COULD BE DIFFICULT OR IMPOSSIBLE TO ENFORCE.

     The business culture of China is, in some respects, different from the business culture in Western countries and may present some difficulty for Western investors reviewing contractual relationships among companies in China and evaluating the merits of an investment. Personal relationships among business principals of companies and business entities in China are very significant in the business culture. In some cases, because so much reliance is based upon personal relationships, written contracts among businesses in China may be less detailed and specific than is commonly accepted for similar written agreements in Western countries. In some cases, material terms of an understanding are not contained in the written agreement but exist as oral agreements only. In other cases, the terms of transactions which may involve material amounts of money are not documented at all. In addition, in contrast to Western business practices where a written agreement specifically defines the terms, rights and obligations of the parties in a legally-binding and enforceable manner, the parties to a written agreement in China may view that agreement more as a starting point for an ongoing business relationship which will evolve and require ongoing modification. As a result, written agreements in China may appear to the Western reader to look more like outline agreements that precede a formal written agreement. While these documents may appear incomplete or unenforceable to a Western reader, the parties to the agreement in China may feel that they have a more complete understanding than is apparent to someone who is only reading the written agreement without having attended the negotiations. As a result, contractual arrangements in China may be more difficult to review and understand. Also, despite legal developments in China over the past 20 years, adequate laws, comparable with Western standards, do not exist in all areas and it is unclear how many of our business arrangements would be interpreted or enforced by a court in China.

OUR OPERATIONS COULD BE MATERIALLY INTERRUPTED, AND WE MAY SUFFER A LARGE AMOUNT OF LOSS, IN THE CASE OF FIRE, CASUALTY OR THEFT AT ONE OF OUR MANUFACTURING OR OTHER FACILITIES.

     Firefighting and disaster relief or assistance in China is substandard by Western standards. Consistent with the common practice in China for companies of our size and or the size of our business partners in China, neither we nor they, to our knowledge, maintain fire, casualty, theft insurance or business interruption insurance. In the event of any material damage to, or loss of, the manufacturing plants where our products are or will be produced due to fire, casualty, theft, severe weather, flood or other similar causes, we would be forced to replace any assets lost in those disasters without the benefit of insurance. Thus our financial position could be materially compromised or we might have to cease doing business. Also, consistent with customary business practices in China, we do not carry business interruption insurance.

THE SYSTEM OF TAXATION IN CHINA IS UNCERTAIN AND SUBJECT TO UNPREDICTABLE CHANGE THAT COULD AFFECT OUR PROFITABILITY.

     Many tax rules are not published in China and those that are published can be ambiguous and contradictory, leaving a considerable amount of discretion to local tax authorities. China currently offers tax and other preferential incentives to encourage foreign investment. However, the country's tax regime is undergoing review and we cannot assure you that such tax and other incentives will continue to be made available. Currently, China levies a 10% withholding tax on dividends received from Chinese-foreign joint ventures. If we enter into a joint venture with a Chinese company as part of our strategy to reduce costs, the joint venture may be considered a Chinese-foreign joint venture if the majority of its equity interests are owned by a foreign shareholder. A temporary exemption from this withholding tax has been granted to foreign investors. However, there is no indication when this exemption will end.

IT IS UNCERTAIN WHETHER WE WILL BE ABLE TO RECOVER VALUE ADDED TAXES IMPOSED BY THE CHINESE TAXING AUTHORITIES.

     China's turnover tax system consists of value-added tax, consumption tax and business tax. Export sales are exempted under VAT rules and an exporter who incurs Value Added Tax (VAT) on purchase or manufacture of goods should be able to claim a refund from Chinese tax authorities. However, due to a reduction in the VAT export refund rate of some goods, exporters might bear part of the VAT they incurred in conjunction with the exported goods. In 2003, changes to the Chinese VAT system were announced affecting the recoverability of input VAT beginning January 1, 2004. Our VAT expense will depend on the reaction of both our suppliers and customers. Continued efforts by the Chinese government to increase tax revenues could result in the revisions to tax laws or their interpretation, which could increase our VAT and various tax liabilities.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, AVIARY FLU, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

     A renewed outbreak of SARS, aviary flu, or another widespread public health problem in China, where we have moved our manufacturing operations and may move additional operations, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

     o quarantines or closures of some of our manufacturing or other facilities which would severely disrupt our operations, or

     o the sickness or death of key officers or employees of our manufacturing or other facilities.

     Any of the foregoing events or other unforeseen consequences of public health problems in China could adversely affect our business and results of operations.

OUR PRODUCTION AND SHIPPING CAPABILITIES COULD BE ADVERSELY AFFECTED BY ONGOING TENSIONS BETWEEN THE CHINESE AND TAIWANESE GOVERNMENTS.

     Key components of our products are manufactured in China and assembled in Taiwan into end products or systems. In the event that Taiwan does not adopt a plan for unifying with China, the Chinese government has threatened military action against Taiwan. As of yet, Taiwan has not indicated that it intends to propose or adopt a reunification plan. If an invasion by China were to occur, the ability of our manufacturing and assembly partners could be adversely affected, potentially limiting our production capabilities. An invasion could also lead to sanctions or military action by the United States and/or European countries, which could further adversely affect our business.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

IF COMPETING TECHNOLOGIES THAT OUTPERFORM OUR BATTERIES WERE DEVELOPED AND SUCCESSFULLY INTRODUCED, THEN OUR PRODUCTS MIGHT NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR TARGETED MARKET SEGMENTS.

     Rapid and ongoing changes in technology and product standards could quickly render our products less competitive or obsolete. Other companies who are seeking to enhance traditional battery technologies, such as lead acid and nickel cadmium, have recently introduced or are developing batteries based on nickel metal-hydride, liquid lithium-ion and other emerging and potential technologies. These competitors are engaged in significant development work on these various battery systems, and we believe that much of this effort is focused on achieving higher energy densities for low power applications such as portable electronics. One or more new, higher energy rechargeable battery technologies could be introduced which could be more directly competitive with, or superior to, our technology. The capabilities of many of these competing technologies have improved over the past several years. Competing technologies that outperform our batteries could be developed and successfully introduced, and as a result, there is a risk that our products may not be able to compete effectively in our targeted market segments.

     We have invested in research and development of next-generation technology in energy solutions. If we are not successful in developing and commercially exploiting new energy solutions based on new materials, or we experience delays in the development and exploitation of new energy solutions, compared to our competitors, our future growth and revenues will be adversely affected.

OUR PRINCIPAL COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO AND THEY MAY THEREFORE DEVELOP BATTERIES SIMILAR OR SUPERIOR TO OURS OR OTHERWISE COMPETE MORE SUCCESSFULLY THAN WE DO.

     Competition in the rechargeable battery industry is intense. The industry consists of major domestic and international companies, most of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. There is a risk that other companies may develop batteries similar or superior to ours. In addition, many of these companies have name recognition, established positions in the market, and long-standing relationships with OEMs and other customers. We believe that our primary competitors are existing suppliers of cylindrical lithium-ion, nickel cadmium, nickel metal-hydride and in some cases, non-SLI lead-acid batteries. These suppliers include Sanyo, Matsushita Industrial Co., Ltd. (Panasonic), Sony, Toshiba, SAFT E-One Moli Energy as well as the numerous lead-acid manufacturers throughout the world. Most of these companies are very large and have substantial resources and market presence. We expect that we will compete against manufacturers of other types of batteries in our targeted application segments. There is also a risk that we may not be able to compete successfully against manufacturers of other types of batteries in any of our targeted applications.

LAWS REGULATING THE MANUFACTURE OR TRANSPORTATION OF BATTERIES MAY BE ENACTED WHICH COULD RESULT IN A DELAY IN THE PRODUCTION OF OUR BATTERIES OR THE IMPOSITION OF ADDITIONAL COSTS THAT COULD HARM OUR ABILITY TO BE PROFITABLE.

     At the present time, international, federal, state, and local laws do not directly regulate the storage, use, and disposal of the component parts of our batteries. However, laws and regulations may be enacted in the future, which could impose environmental, health and safety controls on the storage, use, and disposal of certain chemicals and metals used in the manufacture of lithium polymer batteries. Satisfying any future laws or regulations could require significant time and resources from our technical staff and possible redesign which may result in substantial expenditures and delays in the production of our product, all of which could harm our business and reduce our future profitability. The transportation of lithium and lithium-ion batteries is regulated both internationally and domestically. Under the recently revised United Nations recommendations and as adopted by the International Air Transport Association (IATA), our N-Charge(TM) Power System (Model VNC-65) and N-Charge(TM) Power System II are exempt from a Class 9 designation for transportation, while our N-Charge(TM) Power System (Model VNC-130), our K-Charge(TM) Power System, and U-Charge(TM) Power System currently fall within the level such that they are not exempt and require a Class 9 designation for transportation. The revised United Nations recommendations are not U.S. law until such time as they are incorporated into the Department of Transportation
(DOT) Hazardous Material Regulations. However, DOT has proposed new regulations harmonizing with the U.N. guidelines. At present it is not known if or when the proposed regulations would be adopted by the United States. While we fall under the equivalency levels for the United States and comply with all safety packaging requirements worldwide, future DOT or IATA regulations or enforcement policies could impose costly transportation requirements. In addition, compliance with any new DOT or IATA approval process could require significant time and resources from our technical staff and, if redesign were necessary, could delay the introduction of new products.

                  GENERAL RISKS ASSOCIATED WITH STOCK OWNERSHIP

CORPORATE INSIDERS OR THEIR AFFILIATES WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER MATTERS REQUIRING STOCKHOLDER APPROVAL THAT MIGHT NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS AS A WHOLE.

     As of August 23, 2005, our officers, directors and their affiliates as a group beneficially owned approximately 41.4% of our outstanding common stock. Carl Berg, one of our directors, beneficially owns approximately 40.2% of our outstanding common stock. As a result, these stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. The interest of our officers and directors, when acting in their capacity as stockholders, may lead them to:

     o vote for election of directors who agree with the incumbent officers' or directors' preferred corporate policy; or

     o oppose or support significant corporate transactions when these transactions further their interests as incumbent officers or directors, even if these interests diverge from their interests as stockholders per se and thus from the interests of other stockholders.

SOME PROVISIONS OF OUR CHARTER DOCUMENTS MAY MAKE TAKEOVER ATTEMPTS DIFFICULT, WHICH COULD DEPRESS THE MARKET PRICE OF OUR STOCK AND LIMIT THE PRICE THAT POTENTIAL ACQUIRERS MAY BE WILLING TO PAY FOR OUR COMMON STOCK.

     Our board of directors has the authority, without any action by the outside stockholders, to issue additional shares of our preferred stock, which shares may be given superior voting, liquidation, distribution and other rights as compared to those of our common stock. The rights of the holders of our capital stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of additional shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control, may discourage bids for our common stock at a premium over its market price, may decrease the market price, and may infringe upon the voting and other rights of the holders of our common stock.

AT ANY GIVEN TIME WE MIGHT NOT MEET THE CONTINUED LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET.

     Given the volatility of our stock and trends in the stock market in general, at any given time we might not meet the continued listing requirements of The Nasdaq SmallCap Market. Among other requirements, Nasdaq requires the minimum bid price of a company's registered shares to be $1.00. On August 22, 2005, the closing price of our common stock was $2.58. If we are not able to maintain the requirements for continued listing on The Nasdaq SmallCap Market, it could have a materially adverse effect on the price and liquidity of our common stock.

OUR STOCK PRICE IS VOLATILE, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT.

     The market price of our common stock has been and is likely to continue to be highly volatile. Factors that may have a significant effect on the market price of our common stock include the following:

     o    fluctuation in our operating results;

     o announcements of technological innovations or new commercial products by us or our competitors;

     o    failure to achieve operating results projected by securities analysts;

     o    governmental regulation;

     o developments in our patent or other proprietary rights or our competitors' developments

     o    our relationships with current or future collaborative partners; and

     o    other factors and events beyond our control.

     In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

     As a result of this potential stock price volatility, investors may be unable to sell their shares of our common stock at or above the cost of their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

FUTURE SALES OF CURRENTLY OUTSTANDING SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

     The market price of our common stock could drop as a result of sales of a large number of shares in the market or in response to the perception that these sales could occur. In addition, these sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We had outstanding 89,448,306 shares of common stock as of June 30, 2005. In addition, at June 30, 2005, we had 12,941,113 shares of our common stock reserved for issuance under warrants and stock option plans. In connection with the potential conversion of the series C-1 preferred stock and series C-2 preferred stock issued on December 1, 2004, we expect that we may need to issue up to 2,152,500 shares of our common stock (based on a conversion price of $4.00).

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK, AND THEREFORE STOCKHOLDERS WILL BE ABLE TO RECOVER THEIR INVESTMENT IN OUR COMMON STOCK, IF AT ALL, ONLY BY SELLING THE SHARES OF OUR STOCK THAT THEY HOLD.

     Some investors favor companies that pay dividends on common stock. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, a return on an investment in our stock likely depends on the ability to sell our stock at a profit.

OUR BUSINESS IS SUBJECT TO CHANGING REGULATIONS RELATING TO CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAS INCREASED BOTH OUR COSTS AND THE RISK OF NONCOMPLIANCE.

     Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the Commission, and Nasdaq, have recently issued new requirements and regulations and continue to develop additional regulations and requirements in response to recent laws enacted by Congress, most notably
Section 404 of the Sarbanes-Oxley Act of 2002. Our efforts to comply with these new regulations have resulted in, and are likely to continue to result in, materially increased general and administrative expenses and a significant diversion of management time and attention from revenue-generating and cost reduction activities to compliance activities.

     In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm's audit of that assessment has required, and continues to require, the commitment of significant financial and managerial resources. Although we believe that the ongoing review of our internal controls will enable us to provide an assessment of our internal controls and our independent registered public accounting firm to provide its audit opinion as of March 31, 2006 as required by Section 404 of the Sarbanes-Oxley Act of 2002, we cannot assure you that these efforts will be completed on a timely and successful basis.

     Because these laws, regulations, and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

     In the event that our chief executive officer, vice president of finance, or independent registered public accounting firm determine that our internal controls over financial reporting are not effective as defined under Section 404 of the Sarbanes-Oxley Act of 2002, there may be a material adverse impact in investor perceptions and a decline in the market price of our stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this prospectus may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to have been correct.

     We generally identify forward-looking statements in this prospectus using words like "believe," "intend," "expect," "estimate," "may," "should," "plan," "project," "contemplate," "anticipate," "predict" or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

     Some of the information contained in or incorporated by reference into this prospectus is based on market data and industry forecasts and projections, which we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of this information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry and we cannot assure you that any of the projected amounts will be achieved. Similarly, we believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from those sales will be for the account of the selling stockholders. See "Selling Stockholder" and "Plan of Distribution." However, we will receive the exercise price of any of the warrants exercised. We plan to use those proceeds for working capital.

                               SELLING STOCKHOLDERS

     We are registering 1,200,000 shares of our common stock covered by this prospectus for offers and sales by the selling stockholders identified below. We have registered these shares to permit the selling stockholders to sell the shares when they deem appropriate. The selling stockholders may sell all, a portion or none of their shares at any time. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus.

     On July 13, 2005 we entered into a loan agreement with SFT I, Inc., one of the selling stockholders, pursuant to which SFT loaned us $20.0 million. In connection with this loan SFT and Mr. Carl E. Berg, our chairman and principal stockholder, were each issued warrants to purchase 600,000 shares of our common stock. Other than this transaction neither we nor any of our affiliates have had any material relationship with SFT within the past three years.

     The following table identifies the selling stockholders, together with the number of shares of our common stock beneficially owned by the selling stockholders before the offering, the number of shares of our common stock being offered by the selling stockholders under this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders upon completion of this offering.

     In accordance with the terms of the registration rights agreement with the selling stockholders, this prospectus covers the sale of shares of common stock issuable upon exercise of warrants.

                                          Number of Shares of Our         Number of Shares of      Number of Shares of Our
Selling                                Common Stock Owned Prior to         Our Common Stock          Common Stock Owned
Stockholders                                   the Offering                 Being Offered          After the Offering (1)
                                           Number        % of class                                  Number     % of class
SFT I, Inc. (5)                            600,000        0.67% (2)          600,000 (4)               0           0.0%
Carl E. Berg                           37,045,334 (3)     40.2% (2)          600,000 (4)           36,445,334     39.8%

-----------------
(1)  Assumes the sale by the selling stockholders of all of the shares of common stock issuable upon exercise of the warrants.

(2)  Based on 89,589,714 shares of common stock outstanding on August 23, 2005.
     Shares issuable upon the conversion or the exercise of warrants and options held or exercisable within 60 days are deemed to be outstanding with respect to the calculation of that person's percent of class. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(3) Includes 350,000 shares held directly by Mr. Berg; 333,055 shares issuable upon exercise of options held by Mr. Berg that are exercisable within 60 days of August 23, 2005; 1,525,506 shares held by Berg & Berg Enterprises
     401K Plan FBO Carl E. Berg, of which Mr. Berg is the Trustee; 94,000 shares held by Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic
     Transfer, of which Mr. Berg is the Trustee; 21,984,475 shares and 1,536,415 shares issuable upon exercise of warrants held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager; 10,621,883 shares held by West
     Coast Venture Capital, Inc., of which Mr. Berg is the President; and
     600,000 shares issuable upon exercise of warrants held by Mr. Berg.

(4) Represents the maximum number of shares that could be sold under this prospectus, assuming the holder exercised all of the warrants issued in connection with the loan agreement between the company and SFT I, Inc.

(5) SFT I, Inc., is a wholly-owned subsidiary of iStar Financial Inc., a publicly traded real estate investment trust. iStar Financial Inc., may be deemed to share beneficial ownership of the shares beneficially owned by SFT I, Inc.


                              PLAN OF DISTRIBUTION

                            VALENCE TECHNOLOGY, INC.

     The 1,200,000 shares of our common stock covered by this prospectus for offers and sales by the selling stockholders may be offered and sold at various times by the selling stockholders. As used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution, dividend or other non-sale transfer after the date of this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders are under no obligation to sell all or any of its shares.

     The sales may be made in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions:

     o on any of the U.S. securities exchanges or quotation services where shares of our common stock are listed or quoted at the time of sale, including the Nasdaq SmallCap Market, where our common stock is listed as of the date of this prospectus;

     o    in the over-the-counter market;

     o in transactions other than transactions on the exchanges or quotation services or in the over-the counter market;

     o in negotiated transactions or otherwise, including an underwritten offering;

     o a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and re-sell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and re-sale by such broker-dealer for its own account pursuant to this prospectus;

     o ordinary brokerage transaction and transactions in which the broker-dealer solicits purchases;

     o    in privately negotiated transactions;

     o    through the settlement of short sales;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o short sales, including, among others, hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume;

     o    a combination of any such methods of sale listed above; and

     o    any other method permitted pursuant to applicable law.

     In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

     The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock it owns and if the selling stockholders defaults in the performance of its secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act of 1933 amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the sales. Brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from its purchasers, or from both. This compensation may exceed customary commissions.

     The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them under this prospectus will be the purchase price of the shares less discounts, concessions and commissions, if any. Any commissions, discounts, concessions or other fees, if any, are payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling stockholders.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling stockholder complies with the exemption.

     The selling stockholders may also sell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of any shares covered by this prospectus. In such event, any commission, discount or concession these "underwriters" receive may be deemed to be underwriting compensation. In addition, because the selling stockholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     We have agreed to indemnify the selling stockholder against certain losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement and expenses, including liabilities under the Securities Act of 1933.

     We have agreed to pay the expenses incurred in registering the shares of common stock being offered by this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. We will bear all costs, expenses and fees in connection with the registration of the shares (other than any underwriting discounts or selling commissions). We will not receive any of the proceeds of the sale of our common stock by the selling stockholder.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by our counsel, Akin Gump Strauss Hauer & Feld LLP, Los Angeles, California.

                                     EXPERTS

     The consolidated financial statements as of March 31, 2005 and 2004, and for each of the three years in the period ended March 31, 2005, and management's report on the effectiveness of internal control over financial reporting as of March 31, 2005 incorporated in this prospectus by reference from the Annual Report on Form 10-K/A, Amendment No. 1 of Valence Technology, Inc for the year ended March 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits specified information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

     We also will provide to you a copy of these filings at no cost. You may request copies of these filings by writing or telephoning us as follows: 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730 Attention, Vice President of Finance, or (512) 527-2900. In addition, you may access these filings at our website. Our website's address is www.valence.com. The foregoing website references are inactive textual references only.

     You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement, that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including exhibits, after the date of this prospectus:

     o Our Annual Report on Form 10-K for the year ended March 31, 2005 filed June 14, 2005, including the amendment thereto on Form 10-K/A filed June 23, 2005.

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 filed August 9, 2005.

     o The description of our common stock contained in our registration statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as amended, filed April 2, 1992, including any amendments or reports filed for the purpose of updating such description;

     o    Current Reports on Form 8-K, filed July 6, 2005;

     o    Current Reports on Form 8-K, filed July 15, 2005;

     o    Current Reports on Form 8-K, filed July 18, 2005; and

     o    Current Reports on Form 8-K, filed August 9, 2005.

     Information contained in this prospectus, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission regarding this offering. The registration statement of which this prospectus is a part contains additional relevant information about us and our capital stock and you should refer to the registration statement and its exhibits to read that information.

     If you request, either orally or in writing, we will provide you with a free copy of any or all documents which are incorporated by reference into this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or e-mailing us at:

                            Valence Technology, Inc.
              Attention: Kevin Mischnick, Vice President of Finance
                      6504 Bridge Point Parkway, Suite 415
                               Austin, Texas 78730
         Telephone: (512) 527-2900; e-mail: Kevin.Mischnick@valence.com

                        1,200,000 SHARES OF COMMON STOCK
                       OFFERED BY THE SELLING STOCKHOLDERS


                            VALENCE TECHNOLOGY, INC.



                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)

                              ____________________

            SUBJECT TO COMPLETION, PROSPECTUS DATED AUGUST ___, 2005




                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee. The selling stockholders will not bear any of these expenses.

Registration fee - Securities and Exchange Commission.....................................   $     375.00
Accounting fees and expenses...............................................................      7,500.00
Legal fees and expenses....................................................................     10,000.00
Miscellaneous..............................................................................          0.00
                                                                                              ------------
                                                                                              ------------
Total......................................................................................  $  17,875.00
                                                                                              ============
                                                                                              ============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or against another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or the unlawful purchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     Our Second Restated Certificate of Incorporation provides that, to the full extent not prohibited by the DGCL, no director of ours will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of a duty of care.

     Our Second Amended and Restated Bylaws provide that we must indemnify our directors and executive officers to the fullest extent not prohibited by the DGCL; provided, however that:

     o we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and

     o we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

     o    such indemnification is expressly required to be made by law;

     o    the proceeding was authorized by our Board of Directors; or

     o such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

     Our bylaws further provide that we may indemnify our other officers, employees and other agents as set forth in the DGCL.

     We have entered into indemnification agreements, the form of which is incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the year ended March 31, 2005, with each of our directors and officers. These agreements require us to indemnify each director and officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or officer of ours or any other company or enterprise to which the person provides services at our request.

     In addition, we maintain director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officer of ours.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS

NUMBER        EXHIBIT DESCRIPTION

4.1*(1)       Warrant (SFT I, Inc.)

4.2*(1)       Warrant (Carl E. Berg)

5.1*          Opinion of Akin Gump Strauss Hauer & Feld LLP, regarding the validity of securities.

23.1*         Consent of Independent Registered Public Accounting Firm.

23.2*         Consent of Akin Gump Strauss Hauer & Feld LLP (set forth in Exhibit 5.1).

24.1*         Power of Attorney (included in signature page).
           *  Filed herewith.

----------------

(1) Incorporated by reference to the exhibit so described in the Company's Current Report on Form 8-K, dated July 13, 2005, filed with the Securities and Exchange Commission on July 15, 2005.


ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas, on August 26, 2005.

                            VALENCE TECHNOLOGY, INC.



                               /s/ James R. Akridge
                            ----------------------------------------------
                             By:   James R. Akridge

                             Its:  Chief Executive Officer and President
                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James B. Akridge and Kevin W. Mischnick, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and a new registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                            Date


/s/ James R. Akridge
------------------------------------         Chief Executive Officer, President and Director
James R. Akridge                             (Principal Executive Officer)                    August 26, 2005


/s/ Kevin W. Mischnick                       Vice President of Finance and Assistant
------------------------------------         Secretary
Kevin W. Mischnick                           (Principal Financial Officer)                    August 26, 2005


/s/ Carl E. Berg
------------------------------------
Carl E. Berg                                 Director                                         August 26, 2005


Vassilis G. Keramida
------------------------------------
Vassilis G. Keramidas                        Director                                         August 26, 2005


Bert C. Roberts, Jr.
------------------------------------
Bert C. Roberts, Jr.                         Director                                         August 26, 2005


Alan F. Shugart
------------------------------------
Alan F. Shugart                              Director                                         August 26, 2005



                                LIST OF EXHIBITS

NUMBER             EXHIBIT DESCRIPTION

4.1*(1)            Warrant (SFT I, Inc.)

4.2*(1)            Warrant (Carl E. Berg)

5.1*               Opinion of Akin Gump Strauss Hauer & Feld LLP, regarding the validity of securities.

23.1*              Consent of Independent Registered Public Accounting Firm.

23.2*              Consent of Akin Gump Strauss Hauer & Feld LLP (set forth in Exhibit 5.1).

24.1*              Power of Attorney (included in signature page).
             *     Filed herewith.


----------------

(1) Incorporated by reference to the exhibit so described in the Company's Current Report on Form 8-K, dated July 13, 2005, filed with the Securities and Exchange Commission on July 15, 2005.

